Exhibit 99.4

MEDIA INTERNAL TALKING POINTS & FAQs

MEDIA INTERNAL TALKING POINTS

Confidential for Internal Use Only

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The board has decided to sell the Connect business to Advent International—one of the largest and most experienced global private equity investors—instead of spinning off Connect as a separate publicly-traded company.

○	Advent International is a global private equity firm focused on investments ranging from buyouts to growth equity investments in Western and Central Europe, North America, Latin America and Asia.

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After filing the Form 10, we received interest from Advent in buying the Connect business. Advent did thorough due diligence and is excited to help build the future for Connect. The sale to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates real certainty for our people, our clients and all other stakeholders.

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We are excited about this opportunity for the Connect business and believe it will accelerate the progress that the business has made since 2019. Nielsen Global Connect continues to deliver solid results and has substantial operating cash flow.

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Already well on our way to becoming two standalone companies, Connect will create and define the next century of consumer and market measurement. This acquisition serves as validation of our promise, our people, our technology, our reputation and our ability to grow.

•	Nielsen Global Connect will be renamed NielsenIQ in early 2021 and will have a 20 year license to use the name Nielsen.

•	The transaction is expected to close in the second quarter of 2021 after a shareholder vote and customary closing conditions. Until then, Connect will remain a part of the Nielsen Holdings company.

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This changes very little about the herculean and terrific work done by so many to pursue a spin-off. We are already well-prepared to thrive as standalone businesses and will be able to execute a smooth transaction.

•	Proceeds will be used to pay down debt to provide more flexibility going forward to invest in the business.

•	You can find more information about today’s announcement in the press release.

•	We will be holding our Q3 global town hall with David Kenny and David Rawlinson on November 2 at 9:30 AM ET, where we will provide additional information and discuss our vision for the future.

•	For now, let’s focus on delivering the exceptional products our clients have come to expect from Nielsen.

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MEDIA: We know your clients may have questions about this announcement. Please refer to these client talking Points and FAQs to help guide your discussions and raise any concerns to your business leader.

MEDIA INTERNAL FAQs

Confidential for Internal Use Only

Q:	Why did it take so long to make this choice?

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We received acquisition interest in Connect after the Form 10 was filed, and that interest resulted in a transaction that the company found compelling. This process involved extensive evaluation and deliberation.

Q:	Why did we ultimately decide that this was the right option?

•	After thorough deliberation, the Board determined that selling Global Connect to Advent International best positions both Connect and Media for long term success.

•	This transaction will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders.

Q:	What are the benefits of this choice?

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We are excited about this opportunity for the Connect business and believe it will accelerate Connect’s transformation and ability to strengthen their market-leading position. With the support of Advent’s resources and expertise, Connect will create and define the next century of consumer and market measurement.

•	The transaction will also allow Nielsen (RemainCo) to significantly reduce debt and will provide added financial flexibility for the go-forward company.

Q:	How does this impact the Media business?

•	The sale of Global Connect will enable the Media business to significantly pay down debt and provide more financial flexibility going forward.

Q:	How long will this take?

•	We expect the deal to finalize in the second quarter of 2021 after a shareholder vote and other customary closing conditions.

Q:	What reaction do we expect from our investors/shareholders?

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The sale of Connect to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders. As a result, we believe shareholders will be supportive.

•	If you receive any investor inquiries, please direct them to Sara Gubins, Senior Vice President, Investor Relations.

Q:	What will happen with products that are dependent on both Connect and Media businesses?

•	All current Nielsen contracts and proposals will be honored and will remain supported via their existing company contacts.

•	The commercial agreement we will have in place post-separation will ease the transition for our clients and provide services and data to each other in order to best serve clients.

•	More specifics will follow in the coming weeks.

•	Until the pending transaction receives all necessary approvals and closes, our work should continue to be “business as usual.”

Q:	Will Connect merge with Advent International?

•	No, Connect will operate as an independent business.

Q:	Is the full Connect organization (global) being sold to Advent?

•	Yes, the full global business Connect is being sold, with all its employees and other assets, and continued global footprint.

Q:	Is Connect being taken private as a “turnaround,” like in the early 2000s with the goal of being made a public company again at some point in time?

•	At this point in time, there is no specific, long-term plan regarding Nielsen Connect’s private or public status.

Q:	Are we considering selling Media?

•	No; our plan is to continue to move forward as planned—as an independent, standalone, publicly traded company.

Q:	Are we still moving forward with our split activities? Particularly with the separation of Google?

•	We will communicate any updates on this front soon.

Q:	Do we expect any layoffs to occur in Media because of the sale?

•	Nothing is planned.

Q:	What will happen to my stock now?

•	As a media employee nothing changes to stock ownership.

Q:	Why are we using the money earned from the sale to pay down debt when we need so many people resources?

•	Paying down debt will help make our company stronger and provide financial flexibility. We are separately assessing staffing and resource needs for the go-forward company.

Q:	With the money earned from the sale, will we be able to fund merit increases for 2021? How about bonuses?

•	We will absolutely revisit our compensation practices including merits in 2021.

Q:	How does this affect our offices post-Covid? I received notifications about my office closing/sharing space with Connect/etc. Will that change?

•	It won’t. Over the past several months a cross-functional team has worked to ensure that both Media and Connect have the office space needed to operate as independent companies.

•	For locations where we have shared offices, the team has ensured both companies will operate independently and have/will allocate specific areas for each business.

Q:	Will there be additional split work that will need to take place related to the sale?

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This changes very little about the herculean and terrific work done by so many to pursue a spin-off. We are already well-prepared to thrive as standalone businesses and will be able to execute a smooth transaction.

Q:	Will we share the Nielsen name with Connect?

•	Nielsen Global Connect will be renamed NielsenIQ in early 2021. Nielsen will grant NielsenIQ a license to brand its products and services with the “Nielsen” name for 20 years.

Q:	What should I say to my clients?

•	Our focus will continue to be a seamless transition as we become a standalone company.

•	We know your clients may have questions about this announcement. Please refer to these client talking Points and FAQs to help guide your discussions and raise any concerns to your business leader.

•	If you have questions about the toolkit, please reach out to Stacy Perrus (U.S. Client Communications) or Eleanor Crum (International Client Communications).

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on

April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.